Exhibit 1.8

Ontario Corporation Number Numéro de la société en Ontario 1916667

ARTICLES OF AMENDMENT
STATUS OF MODIFICATION

Form 3 Business Corporations Act	1.	The name of the corporation is: (Set out in BLOCK CAITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):

TRILLIUM THERAPEUTICS INC.

Formule 3 Loi sur les sociétés par actions	2.	The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):

	3.	Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

2005/01/01
(Year, Month, Day)
(année, mois, jour)

	4.	Complete only if there is a change in the number of directors or the minimum / maximum number of directors.
Il faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a changé.

		Number of directors is/are:	minimum and maximum number of directors is/are:
		Nombre d’administrateurs:	nombres minimum et maximum d’administrateurs:

		Number	minimum and maximum
		Nombre	minimum et maximum
or
ou

	5.	The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:

To consolidate the issued and outstanding common shares of the corporation on the basis of 1 new common share for 30 common shares currently issued and outstanding.

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6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act
La modification été dument autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2014 May 27
(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

TRILIUM THERAPEUTICS INC.
(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l’article un à la page une).

TOR01: 5768318: v2

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